CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)
2.400% Senior Notes due 2030	$300,000,000	$38,940

(1)

Calculated in accordance with Rule 457(o) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 12, 2020 (File No. 333-236396) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

Filed pursuant to Rule 424(b)(5)
Registration File No. 333-236396

Prospectus Supplement

(To Prospectus dated February 12, 2020)

$300,000,000

Healthcare Realty Trust Incorporated

2.400% Senior Notes due 2030

Healthcare Realty Trust Incorporated is offering $300 million aggregate amount of 2.400% senior notes due 2030. Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2020. Interest will accrue from March 18, 2020. The notes will mature on March 15, 2030. We may redeem the notes, in whole or in part at any time, at the applicable redemption price described under “Description of Notes—Optional redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes are a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Investing in the notes involves risks and uncertainties. You should carefully read and consider the “Special Note Regarding Forward-Looking Statements” beginning on page S-2 and “Supplemental Risk Factors” beginning on page S-10 of this prospectus supplement, the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 2 and 4, respectively, of the accompanying prospectus, and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference.

	Price to public(1)	Underwriting discount	Proceeds, before expenses, to the company
Per Senior Note	99.665%	0.650%	99.015%
Total	$298,995,000	$1,950,000	$297,045,000

(1)	Plus accrued interest, if any, from March 18, 2020 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors on or about March 18, 2020 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Joint Book-Running Managers

US Bancorp	Jefferies	Barclays

Senior Co-Managers

BMO Capital Markets	Fifth Third Securities	Wells Fargo Securities

BofA Merrill Lynch	Credit Agricole Securities (USA) Inc.	Goldman Sachs & Co. LLC

J.P. Morgan		Scotiabank

Co-Managers

FHN Financial Securities Corp.	SunTrust Robinson Humphrey, Inc.	Samuel A. Ramirez & Company, Inc.

The date of this prospectus supplement is March 4, 2020.

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control.

Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any “free writing prospectus” the Company authorizes to be delivered to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any “free writing prospectus” is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus, or “free writing prospectus,” respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. Our business, financial condition, prospects and results of operations may have changed since those respective dates.

The distribution of this prospectus supplement and the accompanying prospectus in some jurisdictions may be restricted by law. The Company and the underwriters are offering to sell, and seeking offers to buy, notes only in jurisdictions where offers and sales are permitted. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Special Note Regarding Forward-Looking Statements

Before making an investment in the notes, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement and the accompanying prospectus do not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors as to the risks entailed by an investment in these notes and the suitability of investing in such notes in light of your particular circumstances.

This prospectus supplement, the accompanying prospectus and other materials the Company has filed or may file with the Securities and Exchange Commission (“SEC”), as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	The Company’s expected results may not be achieved;

•	The Company’s revenues depend on the ability of its tenants under its leases to generate sufficient income from their operations to make rental payments to the Company;

•	Owning real estate and indirect interests in real estate is subject to inherent risks;

•	The Company may incur impairment charges on its real estate properties or other assets;

•

If the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then the Company’s business, consolidated financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•

The Company has, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;

•	The Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	The Company is subject to risks associated with the development and redevelopment of properties;

•

The Company may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	The Company is exposed to risks associated with geographic concentration;

•

Many of the Company’s leases are dependent on the viability of associated health systems. Revenue concentrations relating to these leases expose the Company to risks related to the financial condition of the associated health systems.

•	Many of the Company’s properties are held under ground leases. These ground leases contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	The Company may experience uninsured or underinsured losses;

•	Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to the Company;

•

The Company faces risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of its information technology networks and related systems;

•	Government tenants may not receive annual budget appropriations, which could adversely affect their ability to pay the Company;

•	The Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•

Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s consolidated financial condition and results of operations;

•	A change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s common stock;

•	If lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s operations and consolidated financial position would be negatively impacted;

•

The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•

The Company is exposed to increases in interest rates, changes to the method that LIBOR rates are determined, and the potential phasing out of LIBOR. Such changes could adversely impact the Company’s ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	The Company’s swap agreements may not effectively reduce its exposure to changes in interest rates;

•	The Company may enter into joint venture agreements that would limit its flexibility with respect to jointly owned properties;

•

If a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	Trends in the healthcare service industry may negatively affect the Company’s lease revenues and the values of its investments;

•	The costs of complying with governmental laws and regulations may adversely affect the Company’s results of operations;

•

If the Company fails to remain qualified as a real estate investment trust (“REIT”), the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•

The Company’s Second Articles of Amendment and Restatement, as amended and supplemented, also referred to herein as our charter, as well as provisions of Maryland General Corporation Law, contain limits and restrictions on transferability of the Company’s common stock which may have adverse effects on the value of the Company’s common stock;

•	Complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	The prohibited transactions tax may limit the Company’s ability to sell properties;

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT.

We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus, may not be exhaustive. The Company describes some additional risks and uncertainties of investing in the notes below under the heading “Supplemental Risk Factors”. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q and 10-K (including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019). The Company operates in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf apply only as of the date of this prospectus supplement and the accompanying prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus or the Company’s filings and reports.

Summary

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Special Note Regarding Forward-Looking Statements” and “Supplemental Risk Factors” section beginning on pages S-2 and S-10, respectively, of this prospectus supplement and the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” section beginning on pages 2 and 4, respectively, of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Unless the context otherwise requires, as used in this prospectus supplement and the accompanying prospectus, the terms “HR,” “Healthcare Realty,” “the Company,” “we,” “us” and “our” include Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty Trust Incorporated or its subsidiaries own an interest.

The Company

Healthcare Realty Trust Incorporated is a self-managed and self-administered real estate investment trust, or “REIT,” that owns, leases, manages, acquires, finances, develops, and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company was incorporated in Maryland in 1992 and listed on the New York Stock Exchange in 1993.

The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to taxable income distributed to its stockholders.

Business Strategy

The Company owns and operates properties that facilitate the delivery of healthcare services in primarily outpatient settings. To execute its strategy, the Company engages in a broad spectrum of integrated services including leasing, management, acquisition, development and redevelopment of such properties. The Company seeks to generate stable, growing income and lower the long-term risk profile of its portfolio of properties by focusing on facilities primarily located on or near the campuses of acute care hospitals associated with leading health systems. The Company seeks to reduce financial and operational risk by owning properties in high-growth markets with a broad tenant mix that includes over 30 physician specialties, as well as surgery, imaging, cancer, and diagnostic centers.

Portfolio

As of December 31, 2019, the Company owned 204 real estate properties located in 25 states totaling approximately 15.4 million square feet. The Company provided leasing and property management services to approximately 11.4 million square feet nationwide as of December 31, 2019. The following table details the Company’s owned properties by facility type as of December 31, 2019:

(Dollars and square feet in thousands)	Number of Properties	Gross Investment	Square Feet	Percentage of Square Feet
Medical office/outpatient	196	$3,913,649	14,393	93.8%
Inpatient	3	221,478	405	2.6%
Other	5	136,956	558	3.6%

Total	204	$4,272,083	15,356	100.0%

Principal executive offices

The principal executive offices of the Company are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. The telephone number of the principal executive offices is (615) 269-8175.

The Offering

The following summary contains basic terms of the notes. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Healthcare Realty Trust Incorporated.

Notes Offered	$300,000,000 aggregate principal amount of 2.400% Senior Notes due 2030.

Interest Rate	2.400% per annum.

Maturity	March 15, 2030.

Interest Payment Dates	Semi-annually on March 15 and September 15 of each year, beginning September 15, 2020.

Use of Proceeds	The Company expects to apply the net proceeds from the sale of the notes towards the outstanding borrowings under the Company’s unsecured credit facility due 2023 (the “Unsecured Credit Facility”) and may be used for other general corporate purposes, which may include payments towards its unsecured term loan due 2024 (the “2024 Term Loan”). See “Use of Proceeds.”

Conflicts of Interest	The Company expects that more than 5% of the net proceeds of this offering may be used to reduce outstanding indebtedness under its Unsecured Credit Facility and potentially the 2024 Term Loan. Certain of the underwriters or affiliates of the underwriters are lenders under the Unsecured Credit Facility and 2024 Term Loan. See “Underwriting—Conflicts of interest.”

Ranking	The notes will be senior unsecured obligations of the Company and will rank equally with all other existing and future senior unsecured indebtedness of the Company.

The notes will be effectively subordinated to all other existing and future indebtedness and other liabilities and commitments of our subsidiaries, including guarantees by our subsidiaries, if any, of other indebtedness of the Company. The notes will also be effectively subordinated to the Company’s existing secured indebtedness and any secured indebtedness the Company or its subsidiaries may in the future incur to the extent of the assets securing such indebtedness.

Optional Redemption	The notes may be redeemed in whole at any time or in part from time to time, at the Company’s option. If the notes are redeemed before December 15, 2029 (three months prior to the maturity date of the notes) (the “Par Call Date”), the notes will be redeemed at a redemption price equal to the sum of (i) the Outstanding Principal Amount (as hereafter defined), (ii) the accrued and unpaid interest on the Outstanding Principal Amount, and (iii) the Make-Whole Amount (as hereafter defined), if any. The Make-Whole Amount shall be payable not only upon an optional redemption, but also upon accelerated payment of the notes. If the notes are redeemed on or after the Par Call Date, the notes will be redeemed at a redemption price equal to the sum of (i) the Outstanding Principal Amount and (ii) the accrued and unpaid interest on the Outstanding Principal Amount.

Certain Covenants and Events of Default	The indenture governing the notes will contain various covenants including the following:

•	debt will not exceed 60% of Total Assets

•	liens will not secure obligations in excess of 40% of Total Assets

•	Total Unencumbered Assets will not be less than 150% of Unsecured Debt

•	Consolidated Income Available for Debt Service will be not less than 150% of Consolidated Interest Expense for the most recent four previous consecutive fiscal quarters

These covenants are complex and are described more completely under “Description of Notes—Certain covenants.”

The Indenture provides for certain events of default, including default on certain other indebtedness.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	Each note will initially be issued in book-entry form only and will be represented by one or more fully registered global securities deposited with or on behalf of The Depository Trust Company (or another depositary) and registered in the name of the identified depositary or its nominee. Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the identified depositary (with respect to its participants) and its participants (with respect to beneficial owners). Except in limited circumstances, notes issued in book-entry form will not be exchangeable for notes issued in fully registered certificated form.

Trustee, Registrar and Paying Agent	Branch Banking and Trust Company, Wilson, North Carolina (the “Trustee”).

Risk Factors	An investment in the notes involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” and “Supplemental Risk Factors” beginning on pages S-2 and S-10, respectively.

Supplemental Risk Factors

You should carefully consider the supplemental risks described below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, before investing in the notes. You should also see “Special Note Regarding Forward-Looking Statements” on page S-2 of this prospectus supplement and “Special Note Regarding Forward-Looking Statements” on page 2 of the accompanying prospectus. The risks described in this prospectus supplement and the accompanying prospectus are not the only ones faced by the Company. Additional risks not presently known or that the Company currently deems immaterial could also materially and adversely affect the Company’s financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances. The Company’s business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. You could lose part or all of your investment.

Changes in our credit ratings or the debt markets could adversely affect the price of the notes.

The price of the notes depends on many factors, including:

•	The Company’s credit ratings with major credit rating agencies;

•	The prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to the Company;

•	The Company’s financial condition, financial performance and future prospects; and

•	The overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Company. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for the Company based on their overall view of the industry. A negative change in the Company’s rating could have an adverse effect on the price of the notes.

The notes are unsecured obligations and will not be guaranteed by any of our subsidiaries. Therefore, holders of the notes may not be fully repaid if the Company becomes insolvent.

The notes will be obligations exclusively of the Company and will not be guaranteed by any of our subsidiaries. The notes will not be secured by any of our assets or our subsidiaries’ assets. Therefore, the notes will be effectively subordinated to our existing secured indebtedness and any secured indebtedness the Company may incur to the extent of the assets securing such indebtedness and subordinated to all indebtedness and other liabilities of the Company’s subsidiaries. As of December 31, 2019, the Company and its subsidiaries had an aggregate of $1.4 billion of debt, $129.3 million of which was secured debt. In addition, the Indenture governing the notes will permit the Company to incur additional indebtedness, including indebtedness that is secured. If the Company were to become insolvent, the holders of any secured debt would receive payments from the assets pledged as security before you would receive payments on the notes.

There are limited financial covenants in the Indenture.

The Company and its subsidiaries have latitude under the Indenture to incur additional debt and other liabilities, including additional senior debt. If the Company incurs additional debt or liabilities, the Company’s ability to pay its obligations on the notes could be adversely affected. The Company expects that it will from time to time incur additional debt and other liabilities. In addition, the Company is not restricted from paying dividends or issuing or repurchasing its securities under the Indenture.

If a bankruptcy petition were filed by or against the Company, the holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the Indenture governing the notes.

If a bankruptcy petition were filed by or against the Company under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

There is no public market for the notes, so holders of the notes may be unable to sell the notes.

The notes are a new issue of securities with no established trading market. Consequently, the notes may be relatively illiquid, and holders may be unable to sell their notes, or if you are able to sell your notes, there can be no assurance as to the price at which you will be able to sell them. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, economic conditions, our financial condition and the market for similar securities. The Company does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system.

Use of Proceeds

The net proceeds from this offering are estimated to be approximately $296.2 million, after deducting the underwriting discounts and the estimated expenses of this offering payable by us. The Company expects to apply the net proceeds from this offering towards outstanding borrowings under the Company’s Unsecured Credit Facility and may be used for other general corporate purposes, which may include payments towards the 2024 Term Loan.

As of March 2, 2020, the Company had outstanding indebtedness of $350.0 million under its Unsecured Credit Facility. The balance on the Unsecured Credit Facility fluctuates routinely in the ordinary course of the Company’s business from various sources and uses of funds. Amounts outstanding under the Unsecured Credit Facility bear interest at LIBOR plus an applicable margin, which depends on the Company’s credit ratings, ranging from 0.775% to 1.45% (0.90% at March 2, 2020). In addition, the Company pays a facility fee per annum on the aggregate amount of commitments ranging from 0.125% to 0.30% (0.20% at March 2, 2020). As of March 2, 2020, the Company had outstanding indebtedness of $200 million under its 2024 Term Loan. The balance on the 2024 Term Loan bears interest at LIBOR plus an applicable margin ranging from 0.85% to 1.65% (1.00% at March 2, 2020) based upon the Company’s unsecured debt ratings.

Certain of the underwriters or affiliates of the underwriters are lenders under the Company’s Unsecured Credit Facility and 2024 Term Loan, and therefore will receive a portion of the net proceeds from this offering through the repayment of outstanding amounts on the Unsecured Credit Facility and potentially the 2024 Term Loan. See “Underwriting—Conflicts of interest.”

Capitalization

The following table sets forth the capitalization of the Company as of December 31, 2019 on an actual basis and on an as adjusted basis to reflect the sale of the notes in this offering and application of the net proceeds as described under “Use of Proceeds” in this prospectus supplement. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The following information is unaudited.

	As of December 31, 2019
(dollars in thousands, except per share data)	Actual	As adjusted
Cash and cash equivalents	$657	$657

Debt obligations:
Unsecured Credit Facility(1)	$293,000	$—
2024 Term Loan, net of fees	199,013	195,840
2026 Term Loan(2)	—	—
Senior Notes due 2023, net of discount	248,540	248,540
Senior Notes due 2025, net of discount	248,522	248,522
Senior Notes due 2028, net of discount	295,651	295,651
Senior Notes due 2030, offered hereby	—	300,000
Mortgage notes payable, net of discounts and including premium	129,343	129,343

Total debt obligations	1,414,069	1,417,896
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized; 134,706,154 shares issued and outstanding	1,347	1,347
Additional paid-in capital	3,485,003	3,485,003
Accumulated other comprehensive loss	(6,175)	(6,175)
Cumulative net income attributable to common stockholders	1,127,304	1,127,304
Cumulative dividends	(2,707,470)	(2,707,470)

Total stockholders’ equity	1,900,009	1,900,009

Total capitalization	$3,314,078	$3,317,905

(1)	As of March 2, 2020, the Company had outstanding borrowings of $350.0 million under the Unsecured Credit Facility.
(2)

The Company has not drawn any amounts under its unsecured term loan due 2026 (the “2026 Term Loan”). To provide flexibility, the Company is in the process of amending the 2026 Term Loan to extend the delayed draw feature until May 31, 2020. However, with the offering of the notes, the Company currently does not anticipate drawing any amounts under the 2026 Team Loan.

Description of Notes

General

The 2.400% Senior Notes due 2030 will be issued as a series of debt securities under the Eighth Supplemental Indenture, dated March 18, 2020 (the “Supplemental Indenture”), and related Indenture, dated May 15, 2001 (together with the Supplemental Indenture, the “Indenture”), between us and Branch Banking and Trust Company as trustee. The Indenture may be amended, supplemented or modified from time to time. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939.

The following summary of certain provisions of the notes and the Indenture is not complete and is qualified in its entirety by reference to the actual provisions of the notes and the Indenture. Capitalized terms used but not defined in this section shall have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. When we use the term “Debt Securities” in this prospectus supplement, we mean all debt securities, including the notes, issued and issuable from time to time under the Indenture.

The notes will be issued in an initial aggregate principal amount of $300 million. The notes will mature on March 15, 2030. The notes will bear interest from March 18, 2020 at the rate per annum shown on the front cover of this prospectus supplement, payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2020 to the person in whose name the note (or any predecessor) is registered at the close of business on March 1 or September 1, as the case may be, next preceding such interest payment date. The notes will be unsecured senior obligations of the Company. As of December 31, 2019, the Company and its subsidiaries had an aggregate of $1.4 billion of debt, $129.3 million of which was secured.

Further issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the public offering price, date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes.

Satisfaction and discharge

The Indenture will generally cease to be of any further effect with respect to any series of notes, if:

•	we have delivered to the trustee for cancellation all outstanding notes of such series (with certain limited exceptions);

•

all notes of such series not previously delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year, and we have deposited with the trustee as trust funds the entire amount sufficient to pay all of the outstanding notes; or

•	and if, in either case, we also pay or cause to be paid all other sums payable under the Indenture by us.

The Indenture will be deemed satisfied and discharged when no notes remain outstanding and when we have paid all other sums payable by us under the Indenture.

Optional redemption

The notes may be redeemed in whole at any time or in part from time to time, at the Company’s option. If the notes are redeemed before December 15, 2029 (three months prior to the maturity date of the notes) (the “Par Call Date”), the notes will be redeemed at a redemption price equal to the sum of (i) the Outstanding Principal

Amount (as hereafter defined), (ii) the accrued and unpaid interest on the Outstanding Principal Amount, and (iii) the Make-Whole Amount (as hereafter defined), if any. The Make-Whole Amount shall be payable not only upon an optional redemption, but also upon accelerated payment of the notes. If the notes are redeemed on or after the Par Call Date, the notes will be redeemed at a redemption price equal to the sum of (i) the Outstanding Principal Amount and (ii) the accrued and unpaid interest on the Outstanding Principal Amount.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any notes, the excess, if any, of (i) the sum of the present values as of the date of such redemption or accelerated payment of the remaining scheduled payments of principal and interest on the notes to be redeemed or repaid that would be due if such notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption or repayment) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (determined on the third Business Day (as defined below) preceding the date such notice of redemption is given or declaration of acceleration is made) plus 25 basis points, over (ii) the Outstanding Principal Amount.

“Treasury Rate” means, with respect to any redemption date:

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the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

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if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means either U.S. Bancorp Investments, Inc. or Jefferies LLC, as specified by us, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Outstanding Principal Amount” means 100% of the principal amount of notes then outstanding to be redeemed or repaid.

“Reference Treasury Dealer” means each of (1) Jefferies LLC and its successors, (2) a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc. and its successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (3) any two other Primary Treasury Dealers selected by us after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

We will deliver a notice of redemption to each holder of notes to be redeemed at least 15 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Certain covenants

As long as the notes are outstanding, we are subject to the covenants contained in the Indenture, including the following:

Limitations on incurrence of total debt. The Company will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of (without duplication) (i) the Total Assets (as defined below) of the Company and its Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Limitations on incurrence of debt secured by any lien. The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any Lien (as defined below) upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), which is secured by any Lien on property of the Company or any Subsidiary, is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Maintenance of total unencumbered assets. The Company and its Subsidiaries will not at any time own Total Unencumbered Assets (as defined below) in an amount less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Company and its Subsidiaries on a consolidated basis.

Debt service coverage. In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Consolidated Interest Expense (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Existence. The Indenture requires the Company to keep in full force and effect its corporate existence and rights (by articles of incorporation, bylaws or statute) and the franchises of the Company and its Subsidiaries. The Company is not, however, required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the notes.

Maintenance of properties. The Indenture requires the Company to cause all of its properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and must cause to be made all necessary repairs, renewals, replacements, betterments and improvements of such properties, all as in the judgment of the Company may be necessary so that the business carried on in connection with the properties may be properly and advantageously conducted at all times. The Company and its Subsidiaries are not, however, prevented from selling or otherwise disposing for value of properties in the ordinary course of business.

Payment of taxes and other claims. The Indenture requires the Company to pay or discharge the following, before they become delinquent: (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary. The Company will not be required to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Reports. For as long as the notes are outstanding and whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13 or 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject.

The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit to all holders of the notes, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

For purposes of the foregoing covenants, the defined terms have the following meanings:

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in the Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301 of the Indenture, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Lease” means at any time any lease of property in which the Company or any of its subsidiaries is lessee which is reflected on the Company’s consolidated balance sheet as a finance lease (but not an operating lease) in accordance with GAAP, except for any ground lease accounted for as a finance lease.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for:

•	Consolidated Interest Expense;

•	provision for taxes of HR and its Subsidiaries based on income;

•	amortization (other than amortization of debt discount) and depreciation;

•	provisions for gains and losses from sales or joint ventures;

•	increases in deferred taxes and other non-cash items;

•	charges resulting from a change in accounting principles; or

•	charges for early extinguishment of debt.

“Consolidated Interest Expense” means, for any period, and without duplication, all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP, and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

“Debt” of HR or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (without duplication):

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary;

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the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations under any title retention agreement;

•	the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock;

•	every Hedging Obligation; or

•	any Capital Lease.

Debt also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock);

•	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

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is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the notes.

“Earnings from Operations” for any period means the net earnings determined in accordance with GAAP, excluding gains and losses on sales of investments, extraordinary items and property valuation losses.

“Hedging Obligation” means, with respect to any Person, all obligations of such Person under:

•	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

•	foreign exchange contracts, currency swap agreements or similar agreements; and

•	other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Mortgage Debt” means Debt of the Company or any Subsidiary secured by a Lien on one or more parcels of their real property.

“Person” means an individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government agency or political subdivision of a government agency.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002 of the Indenture.

“Secured Debt” means Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets, other than those relating to intercompany debt. For purposes hereof, such Debt shall become Secured Debt at the time it first becomes secured by execution of any of the documents, instruments or agreements described in the immediately preceding sentence.

“Security” means any security or securities authenticated and delivered under the Indenture.

“Stated Maturity” means, when used with respect to any Security or any installment of principal of such Security or interest on such Security, the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person. For purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company determined in accordance with GAAP (but excluding (x) accounts receivable, (y) rights-of-use assets relating to operating leases or ground leases accounted for as finance leases and (z) non-real estate intangibles).

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of HR and its Subsidiaries not securing any portion of Secured Debt determined in accordance with GAAP (but excluding (x) accounts receivable, (y) rights-of-use assets relating to operating leases or ground leases accounted for as finance leases and (z) non-real estate intangibles) after eliminating intercompany accounts and transactions; provided, however, that, all investments in any Person that is not consolidated for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of any real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means as of any date the aggregate unpaid principal amount of all Debt of the Company and its Subsidiaries other than (i) Debt of a Subsidiary owing to the Company or to a Wholly-Owned Subsidiary, (ii) Mortgage Debt and (iii) Secured Debt.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary 100% of the equity interests (except directors’ qualifying shares) and voting interests and all Debt of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.

Merger, consolidation or sale

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that:

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either the Company shall be the continuing entity, or the successor entity (if other than us) shall be a Person organized and existing under the laws of the United States or a state thereof and such successor entity shall expressly assume all of our obligations under the Indenture;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the Trustee.

Events of default, notice and waiver

The following events constitute “Event(s) of Default” under the Indenture with respect to the notes:

•	default in the payment of any installment of interest on any of the notes, and the continuance of such default for a period of 30 days;

•	default in the payment of principal of (or premium or Make-Whole Amount, if any, on) any of the notes;

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default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued under the Indenture other than the notes), continued for 60 days after written notice as provided in the Indenture;

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default in the payment of any recourse indebtedness of the Company or any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any such recourse indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount exceeding $10,000,000, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after the Company is given a notice of such default as provided in the Indenture;

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the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or its subsidiaries in an aggregate amount in excess of $10,000,000, if such judgment, order or decree remains undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of thirty consecutive days; or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, certain of its subsidiaries, or its property.

If an Event of Default under the Indenture (other than an Event of Default arising from bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, then the Trustee or the holders of not less than 25% of the principal amount of the outstanding notes will have the right to declare the principal amount, and the Make-Whole Amount, if any, of all the notes to be due and payable immediately by written notice to the Company (and to the Trustee if given by the holders). If an Event of Default with respect to the notes results from bankruptcy, insolvency or reorganization of the Company, all outstanding notes shall become due and payable without any further action or notice. However, at any time after such a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding notes by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest on the outstanding notes, the principal of (and premium or Make-Whole Amount, if any, on) any outstanding notes which have become due otherwise than by such declaration of acceleration and interest on such notes, all other overdue amounts and certain compensation, expense, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof or premium or Make-Whole Amount, if any, with respect to the notes have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or additional amounts payable in respect of any notes or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The Trustee will be required to give notice to the holders of the notes within 90 days of a default under the Indenture of which the Trustee has knowledge unless such default shall have been cured or waived. The Trustee may, however, withhold notice to the holders of the notes of any default with respect to such notes, except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any note if specific responsible officers of the Trustee in good faith consider such withholding to be in the interest of the holders of the notes.

The Indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless: (i) such holder has previously given notice to the Trustee of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default; (iii) such holder or holders have offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee, for 60 days after receipt of the notice, request and offer of indemnity has failed to institute any proceeding in respect of the Event of Default; and (v) the Trustee has not received during such 60-day period an inconsistent written direction from the holders of a majority in principal amount of the outstanding notes; however, no one or more holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain or to seek to obtain priority or preference over any other holder or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of the holders.

The foregoing restrictions on instituting proceedings will not prevent any holder of notes from instituting suit for the enforcement of payment of the principal of (and premium and Make-Whole Amount, if any) and interest on such notes at the respective due dates of the notes.

Subject to these duties in case of an Event of Default, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any notes then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining therein.

Within 120 days after the close of each fiscal year, the Company is required to deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of such default.

Modification of the indenture

Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes issued under the Indenture which are affected by the modification or amendment, but no such modification may, without a consent of each holder of such notes affected by such modification:

•	change the stated maturity date of the principal of (or premium or Make-Whole Amount, if any) or any installment of interest, if any, on any note;

•	reduce the principal amount of (or premium or Make-Whole Amount, if any) or the rate or amount of interest, if any, or other payment term on any note;

•	change the place or currency of payment of principal of (or premium or Make-Whole Amount, if any) or interest, if any, on any note;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any notes;

•	reduce the above-stated percentage of holders of notes necessary to modify or amend the Indenture; and

•	modify the foregoing requirements or reduce the percentage of outstanding notes necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

The holders of not less than a majority in principal amount of outstanding notes affected thereby will have the right to waive compliance by the Company with certain covenants in the Indenture.

Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the holders for certain matters, including creation of additional classes of Debt Securities, adding to the covenants of the Company for the benefit of the holders of the notes and adding, changing or eliminating any provisions of the Indenture in respect to other series of Debt Securities, provided that such addition, change or elimination shall not adversely affect the rights of the holders of the outstanding notes.

The Indenture contains provisions for convening the meeting of the holders of notes to take permitted action. A record date may be set for any act of the holders of the notes with respect to consent to an amendment.

Defeasance and covenant defeasance

The notes are subject to defeasance and covenant defeasance, as described in the Indenture. Specifically, the Company, at its option (a) will be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace, destroyed, stolen, lost or mutilated notes, and to maintain an office or agency in respect of the notes and hold moneys for payment in trust) or (b) will be released from its obligations to comply with the covenants that are specified under “Certain Covenants” above with respect to the notes, and the occurrence of an Event of Default described above shall no longer be an Event of Default if, in either case, the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government obligations that through payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (and premium or Make-Whole Amount, if any) and any interest on the notes on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such notes and certain other conditions provided for in the Indenture are complied with. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, and (b) the Company shall have delivered an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if such deposit and defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the notes as described above and the notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Sinking fund

The notes are not entitled to any sinking fund payments.

The registrar and paying agent

The Company has initially designated Branch Banking and Trust Company, as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, which is located at 223 Nash Street W, Second Floor, Wilson, North Carolina 27893, or at such other place or places as may be designated pursuant to the Indenture. In the case of notes which the Company issued in book-entry form represented by a global security, payments will be made to a nominee of the depositary.

Book-entry system

Global Notes

The Company will issue the notes in the form of global notes in definitive, fully registered, book–entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book–entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

The Company has obtained the information in this section concerning DTC, Clearstream and Euroclear and the book–entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The Company understands that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that

DTC’s participants, which we refer to as or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.

•	Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants.

•	The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

The Company understands that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book–entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

The Company understands that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book–entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Company understands that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

The Company has provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

The Company expects that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

•

Neither DTC nor its nominee, Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

•

Conveyance of notices and other communication among DTC, participants and holders of securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Company expects that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross–market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross–market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same–day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time–zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

U.S. Federal Income Tax Considerations

The following summary is a general discussion of U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined herein) with respect to the ownership and disposition of the notes. This discussion applies only to holders who purchase the notes for cash pursuant to this prospectus supplement at the offering price on the first page of this prospectus supplement and who hold the notes as “capital assets” (i.e., generally as investments) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Because this discussion is directed solely to prospective purchasers in the initial offering, it does not address some issues that are relevant to subsequent purchasers of the notes, including, but not limited to, the treatment of market discount and bond premium for U.S. federal income tax purposes. This summary is for general information only and does not deal with special tax considerations including, but not limited to, those that may be relevant to particular holders, such as tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, brokers, dealers in securities, banks or other financial institutions, hybrid entities, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, insurance companies, regulated investment companies, expatriates and former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes or investors therein, individual retirement and other tax-deferred accounts, U.S. Holders holding notes through non-U.S. brokers or other non-U.S. intermediaries, U.S. Holders whose “functional currency” is not the U.S. dollar and persons who hold the notes in connection with a “straddle,” “conversion” or other integrated transaction. This discussion does not address U.S. federal non-income tax laws, including U.S. federal estate or gift tax laws, or the tax laws of any state, local or foreign government that may be applicable to the notes.

If any entity treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes and partners in such a partnership should consult their own tax advisors about the U.S. federal income tax consequences of the ownership and disposition of the notes.

The U.S. federal income tax considerations set forth below are based upon the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect). Any change may result in U.S. federal income tax consequences different from those discussed below. No ruling has been or is expected to be sought from the IRS with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will not take a contrary position concerning the U.S. federal income tax consequences of the ownership or disposition of the notes or that a court would not sustain any such position. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. Prospective investors in the notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under other federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction.

U.S. holders

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state in the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Payments of interest

Payments of stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time the interest accrues or is received, in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of a note

A U.S. Holder of a note will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between:

•

the amount of cash and the fair market value of any property received in the transaction (not including any amounts attributable to accrued but unpaid stated interest, which will be treated as ordinary income to the extent not previously taxed); and

•	the U.S. Holder’s adjusted tax basis in the note (generally the cost of the note to such U.S. Holder).

In general, gain or loss recognized on the sale, exchange, retirement, redemption or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

3.8% Medicare tax

U.S. Holders who are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which generally will include the interest payments and any gain realized with respect to the notes, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Holders should consult their own tax advisors with respect to the 3.8% Medicare tax.

Backup withholding and information reporting

In general, information returns will be filed annually with the IRS and provided to each U.S. Holder that is not an “exempt recipient” in connection with any interest payments on the notes and the proceeds from a sale or other disposition of the notes. In addition, a U.S. Holder may be subject to backup withholding (currently at the rate of 24%) on payments of these amounts unless the U.S. Holder provides a correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that it is a U.S. person, the TIN is correct (or that the U.S. Holder is awaiting a TIN) and the U.S. Holder either (a) is exempt from backup withholding, (b) has not been informed by the IRS that backup withholding is required due to a prior underreporting of interest or dividends or (c) has been informed by the IRS that backup withholding is no longer required. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Amounts withheld under backup withholding will be creditable against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the requisite information is timely provided to the IRS.

Non-U.S. holders

As used in this prospectus supplement, a “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

For purposes of this discussion, a Non-U.S. Holder does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of their notes but who is not a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. income tax consequences of the ownership and disposition of the notes.

Payments of interest

Subject to the discussion of backup withholding below and FATCA (defined below), payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that (a) the Non-U.S. Holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote and (ii) is not, for U.S. federal income tax purposes, a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related to the Company through stock ownership; (b) the statement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the Non-U.S. Holder, as discussed below; and (c) such payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. The statement referred to in clause (b) of the preceding sentence will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or other applicable form), under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the Non-U.S. Holder provides the Company with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below). Non-U.S. Holders should consult their own tax advisors regarding these certification requirements.

Sale, exchange, retirement, redemption or other taxable disposition of a note

Subject to the discussion of backup withholding below, U.S. federal withholding tax generally will not apply to any gain that a Non-U.S. Holder realizes on the sale, exchange, retirement, redemption or other disposition of a note. Any gain realized on the sale, exchange, retirement, redemption or other disposition of a note by a Non-U.S. Holder generally will also not be subject to U.S. federal income tax unless the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder).

United States trade or business

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note or gain from the sale, exchange, retirement, redemption or other disposition of the note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), the Non-U.S. Holder generally will be subject to U.S. federal income tax on that interest or gain on a net income basis (and the Non-U.S. Holder will be exempt from U.S. federal withholding tax on interest, provided the certification requirements discussed above are satisfied) in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is engaged in a trade or business in the United States should consult its own tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the notes including, if such Non-U.S. Holder is a foreign corporation, the possible imposition of a branch profits tax equal to 30% (or lower applicable treaty rate) of such foreign corporation’s effectively connected earnings and profits (subject to certain adjustments).

Backup withholding and information reporting

Information returns generally will be filed annually with the IRS and provided to each Non-U.S. Holder with respect to any payments of interest on the notes. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement.

Under certain circumstances, the Code imposes a backup withholding obligation (currently at the rate of 24%). Interest paid to a Non-U.S. Holder of a note generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E certifying its non-U.S. status or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale, exchange, retirement, redemption or other disposition of the notes within the United States or conducted through certain United States-related financial intermediaries, unless the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the requisite information is timely provided to the IRS.

Foreign account tax compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes a withholding tax of 30% on payments of interest on the notes made to a foreign financial institution (including, in some instances, where such entity is acting as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). Additionally, FATCA imposes a withholding tax of 30% on payments of interest on the notes made to a non-financial foreign entity, unless such entity provides the withholding agent with certain certification or information relating to U.S. ownership of the entity on IRS Form W-8BEN-E (or other applicable form). Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes under Sections 1471 through 1474 of the Code. Proposed regulations (upon which taxpayers are permitted to rely) eliminate FATCA withholding tax on the gross proceeds from a disposition of the notes (other than amounts treated as “fixed, determinable, annual, or periodical” income). Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA with respect to an investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE INVESTOR. PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL NON-INCOME TAX LAWS, SUCH AS ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Underwriting

U.S. Bancorp Investments, Inc., Jefferies LLC and Barclays Capital Inc. are acting as joint book-running managers for this offering. The Company has entered into an underwriting agreement with U.S. Bancorp Investments, Inc. and Jefferies LLC as representatives of the several underwriters. Subject to the terms and conditions of the underwriting agreement, the Company has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the issuers, the respective principal amount of the notes shown opposite their names below:

Underwriters	Principal Amount
U.S. Bancorp Investments, Inc.	$75,000,000
Jefferies LLC	$75,000,000
Barclays Capital Inc.	$45,000,000
BMO Capital Markets Corp.	$11,250,000
Fifth Third Securities, Inc.	$11,250,000
Wells Fargo Securities, LLC	$11,250,000
BofA Securities, Inc.	$9,750,000
Credit Agricole Securities (USA) Inc.	$9,750,000
Goldman Sachs & Co. LLC	$9,750,000
J.P. Morgan Securities LLC	$9,750,000
Scotia Capital (USA) Inc.	$9,750,000
FHN Financial Securities Corp.	$8,250,000
SunTrust Robinson Humphrey, Inc.	$8,250,000
Samuel A. Ramirez & Company, Inc.	$6,000,000

Total	$300,000,000

The underwriting agreement provides that the underwriters’ obligations to purchase the notes are subject to certain conditions precedent and that the underwriters are committed to take and pay for all of the notes, if any are taken.

The Company has agreed to jointly or severally indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The notes will be a new issue of securities with no established trading market. The underwriters have advised the Company that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. The Company does not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Underwriting discounts and commissions

The following table shows the underwriting discount to be paid to the underwriters by the Company in connection with this offering. This underwriting discount is the difference between the public offering price and the amount the underwriters pay to the Company to purchase the notes. The underwriting discount is 0.650% of the principal amount of the notes:

Per $1,000 Note	0.650%
Total	$1,950,000

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not to exceed 0.40% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.25% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

The Company estimates that the total expenses of the offering, including registration, filing and printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $872,000 and are payable by the Company.

Price stabilization and short positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot this offering, creating a syndicate short position. The underwriters may bid for and purchase the notes in the open market to stabilize the price of the notes and may impose “penalty bids” under contractual arrangements whereby they may reclaim from dealers participating in this offering for the account of the underwriters, the selling concession with respect to the notes that are distributed in this offering but subsequently purchased for the account of the underwriters in the open market. These activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may discontinue them at any time.

T+10 settlement

We expect that delivery of the notes will be made against payment thereof on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade on the date of the pricing or a date that is prior to two business days preceding the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Compliance with Non-U.S. laws and regulations

The underwriters intend to comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver the notes or have in their possession or distribute this prospectus supplement or the accompanying prospectus.

Selling restrictions

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in United Kingdom

Each underwriter has severally represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Service and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE (the “SCA”), the Dubai Financial Services Authority (the “DFSA”), or any other relevant licensing authority in the UAE. The offer of the notes does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended), SCA Resolution No.(37) of 2012 or otherwise. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre).

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

•	who qualify as sophisticated investors;

•

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

•	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Each underwriter represents and warrants that it has not and will not offer, sell, transfer or deliver the notes to the public in the UAE (including the Dubai International Financial Centre).

Other relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other services in the ordinary course of business with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Conflicts of interest

The Company expects that more than 5% of the net proceeds of this offering may be used to reduce outstanding indebtedness under its Unsecured Credit Facility and potentially the 2024 Term Loan. Certain of the underwriters or affiliates of the underwriters are lenders under the Company’s Unsecured Credit Facility and 2024 Term Loan. In addition, affiliates of U.S. Bancorp Investments, Inc. and J.P. Morgan Securities LLC are co-syndication agents and joint lead arrangers under the Unsecured Credit Facility, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Unsecured Credit Facility, affiliates of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are joint book runners under the Unsecured Credit Facility and affiliates of Barclays Capital Inc., BMO Capital Markets Corp., Fifth Third Securities, Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Scotia Capital (USA) Inc., Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey Inc. are co-documentation agents under the Unsecured Credit Facility. Furthermore, an affiliate of U.S. Bancorp Investments, Inc. is co-syndication agent, joint lead arranger and join book runner under the 2024 Term Loan, an affiliate of Wells Fargo Securities, LLC is administrative agent, joint lead arranger and joint book runner under the 2024 Term Loan and affiliates of BMO Capital Markets Corp., Fifth Third Securities, Inc. and SunTrust Robinson Humphrey Inc. are co-documentation agents under the 2024 Term Loan. As a result, this offering is being made in compliance with the requirements of FINRA Rule 5121.

Legal Matters

The validity of the notes and certain matters of United States federal income tax law offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, will pass upon certain legal matters for the underwriters.

Experts

The financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the SEC’s website at www.sec.gov.

The Company makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information on the Company’s website shall not be deemed to be a part of the prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference

The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that the Company can disclose important information to you by referring you to another document that the Company has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that the Company files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended, and applicable SEC rules):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 12, 2020;

•

Portions of the Company’s Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders, filed with the Commission on March 29, 2019, incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	The Company’s Current Reports on Form 8-K filed with the SEC on February 14, 2020 and March 4, 2020; and

•

Any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered by this prospectus supplement and the accompanying prospectus are sold or the offering is otherwise terminated.

You may request a copy of any of these filings at no cost by writing to or telephoning the Company at the following address and telephone number:

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

(615) 269-8175

Communications@healthcarerealty.com

PROSPECTUS

Common Stock

Common Stock Warrants

Preferred Stock

Debt Securities

Healthcare Realty Trust Incorporated may offer from time to time, in one or more classes or series, the following:

•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.

We will offer such securities on terms determined at the time such securities are offered. We may offer our common stock, warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in such amounts as set forth in a prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered and sold directly to investors through agents designated from time to time by them or us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept and, together with our agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly by investors or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “PLAN OF DISTRIBUTION.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “HR.” On February 11, 2020, the last reported sale price of our common stock was $36.14 per share.

Investing in our securities involves risks and uncertainties. You should carefully review the discussion under the heading “RISK FACTORS” on page 4 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to or update other information contained in this prospectus. See “PLAN OF DISTRIBUTION” on page 28 of this prospectus. The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 29 of this prospectus and the heading “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 30 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, as used in this prospectus, the terms “HR,” “Healthcare Realty,” “the Company,” “we,” “us,” and “our” include Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty Trust Incorporated or its subsidiaries own an interest.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties, that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	The Company’s expected results may not be achieved;

•	The Company’s revenues depend on the ability of its tenants under its leases to generate sufficient income from their operations to make rental payments to the Company;

•	Owning real estate and indirect interests in real estate is subject to inherent risks;

•	The Company may incur impairment charges on its real estate properties or other assets;

•

If the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then the Company’s business, consolidated financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•

The Company has, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;

•	The Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	The Company is subject to risks associated with the development and redevelopment of properties;

•

The Company may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	The Company is exposed to risks associated with geographic concentration;

•

Many of the Company’s leases are dependent on the viability of associated health systems and revenue concentrations relating to these leases expose the Company to risks related to the financial condition of the associated health systems.

•	Many of the Company’s properties are held under ground leases. These ground leases contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	The Company may experience uninsured or underinsured losses;

•	Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to the Company;

•

The Company faces risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of its information technology networks and related systems;

•	Government tenants may not receive annual budget appropriations, which could adversely affect their ability to pay the Company;

•	The Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•

Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s consolidated financial condition and results of operations;

•	A change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s common stock;

•	If lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s operations and consolidated financial position would be negatively impacted;

•

The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•

The Company is exposed to increases in interest rates, changes to the method that LIBOR rates are determined, and the potential phasing out of LIBOR. Such changes could adversely impact the Company’s ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	The Company’s swap agreements may not effectively reduce its exposure to changes in interest rates;

•	The Company may enter into joint venture agreements that would limit its flexibility with respect to jointly owned properties;

•

If a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	Trends in the healthcare service industry may negatively affect the Company’s lease revenues and the values of its investments;

•	The costs of complying with governmental laws and regulations may adversely affect the Company’s results of operations;

•

If the Company fails to remain qualified as a real estate investment (“REIT”), the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•

The Company’s Second Articles of Amendment and Restatement, as amended and supplemented, also referred to herein as our charter, as well as provisions of Maryland General Corporation Law, contain limits and restrictions on transferability of the Company’s common stock which may have adverse effects on the value of the Company’s common stock;

•	Complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	The prohibited transactions tax may limit the Company’s ability to sell properties;

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT.

We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

THE COMPANY

Healthcare Realty Trust Incorporated is a self-managed and self-administered REIT that owns, leases, manages, acquires, finances, develops and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company was incorporated in Maryland in 1992 and listed on the New York Stock Exchange in 1993.

The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to taxable income distributed to its stockholders.

Our principal executive offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and our telephone number is (615) 269-8175.

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will file a prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of indebtedness and investment in healthcare related properties.

GENERAL DESCRIPTION OF SECURITIES THE COMPANY MAY SELL

We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, an unspecified amount of:

•	Shares of our common stock;

•	Warrants to purchase shares of our common stock;

•	Shares of our preferred stock; or

•	Our debt securities, which may be either senior debt securities or subordinated debt securities.

We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

We are authorized to issue an aggregate of 350,000,000 shares of capital stock, which may include 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following description of our common stock sets forth the general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of debt securities or preferred stock or upon the exercise of common stock warrants. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s charter and bylaws.

Holders of our common stock are entitled to receive such dividends as the board of directors may declare out of funds legally available for the payment of dividends. Upon issuance, the shares of common stock will be fully paid and nonassessable and have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in any of our assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer” below. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of our common stock have no cumulative voting rights.

Transfer Agent and Exchange Listing

EQ Shareowner Services is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol HR.

Restrictions on Transfer

For us to qualify as a REIT under the Code:

1.

Not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of our taxable year; and

2.	Our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to ensure that requirement (1) above is satisfied, the board of directors has the power to refuse to transfer shares of our capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.

In connection with the foregoing, if the board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.

If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to the Company, as trustee for the benefit of such persons to whom the excess shares are later transferred. Subject to our right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee of the excess shares at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any stockholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. We will not pay dividends with respect to excess shares. We may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee of the excess shares or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:

•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

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If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by us.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by the board of directors in accordance with applicable law.

All certificates representing shares of our common stock bear a legend referring to the restrictions described above. These restrictions may have the effect of preventing an acquisition of control of us by a third party.

Business Combinations

Under Maryland law, some “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock (an “interested stockholder”) must be: (1) recommended by the corporation’s board of directors; and (2) approved by the affirmative vote of at least (a) 80% of the corporation’s outstanding shares entitled to vote and (b) two-thirds of the outstanding shares entitled to vote which are not held by the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for his or her shares. In addition, an interested stockholder or any affiliate thereof may not engage in a business combination with the corporation for a period of five years following the date he or she becomes an interested stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved by the board of directors of a Maryland corporation prior to such person becoming an interested stockholder.

Control Share Acquisitions

Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter by stockholders excluding voting shares owned by the acquirer, and officers and directors who are also employees of the corporation. “Control shares” are voting shares which, if aggregated with all other shares owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, would entitle the acquirer to vote: (1) 10% or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of the outstanding voting shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If the stockholders approve voting rights for control shares and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation prior to a control share acquisition.

Certain provisions of our charter and bylaws, including the limitation on ownership of common stock and supermajority voting requirements for the removal of directors or the amendment of the charter and bylaws, as well as the provisions of Maryland law described above, could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Dividend Reinvestment Plan and Employee Stock Purchase Plan

We have adopted and implemented a dividend reinvestment plan to provide registered owners of our common stock with a method of investing dividends and other distributions paid in cash in additional shares of the common stock. We have also adopted an employee stock purchase plan to allow employees to purchase common stock on terms and conditions set forth in such plan. Since such additional common stock will be purchased from us, we will receive additional funds which will be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	The title of such common stock warrants;

•	The aggregate number of such common stock warrants;

•	The price or prices at which such common stock warrants will be issued;

•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	Information with respect to book-entry procedures, if any;

•	A discussion of certain federal income tax considerations; and

•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.

You should review the section captioned “DESCRIPTION OF COMMON STOCK” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue 50,000,000 shares of preferred stock. The following description of the preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our charter, (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and bylaws.

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The prospectus supplement relating to preferred stock will contain the specific terms, including:

•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs;

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Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

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On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

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Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If we are to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.

We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

If there is any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our charter and mergers and dispositions.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership

As discussed above under “DESCRIPTION OF COMMON STOCK—Restrictions on Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.

All certificates representing preferred stock will bear a legend referring to the restrictions described above.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a “senior indenture” and a “subordinated indenture”), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

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The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock (if applicable), or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

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The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

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The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

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Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

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If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

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Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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The terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

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Whether and under what circumstances the Company will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities in lieu of making such payment;

•	A discussion of certain Federal income tax considerations applicable to such debt securities; and

•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control.

Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that, in addition to certain other conditions and limitations:

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Either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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Immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting it from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (in certain circumstances, with grace and cure periods):

•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

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Default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

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Default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of its significant subsidiaries or their property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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We shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

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All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of an event of default under the applicable indenture unless such event of default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any event of default with respect to such series (except an event of default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

Redemption of Securities

The applicable indenture will provide that the debt securities may be redeemed at any time at our option, in whole or in part, for certain reasons intended to protect our status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	Whether such debt securities are convertible into common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at the option of the holders or the Company;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining the Company’s REIT status.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default in senior securities exists that permits the holders of such senior securities to accelerate their maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of the Company’s most recent fiscal quarter.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the Company’s taxation as a REIT, and the ownership and disposition of our common stock that may be relevant to certain stockholders. However, the actual tax consequences of holding stock in the Company may vary in light of a stockholder’s particular facts and circumstances and this summary does not discuss all of the tax aspects that may be relevant to such a stockholder. In addition, the following discussion does not address issues under any foreign, state or local tax laws.

Certain stockholders, such as tax-exempt entities, insurance companies, financial institutions, broker-dealers, persons holding the Company’s shares through partnerships, S corporations or other pass-through entities, foreign corporations and persons who are not citizens or residents of the United States are generally subject to special rules that are not addressed in this discussion. In addition, this discussion does not address particular types of stockholders that are subject to special treatment under the federal income tax laws, such as holders whose shares of Company stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of Company stock are acquired pursuant to the Company’s dividend reinvestment plan, and holders who intend to sell their shares of Company stock pursuant to a share repurchase plan. Unless otherwise noted, this discussion only addresses stockholders that hold shares of the Company’s common stock as “capital assets” within the meaning of Section 1221 of the Code.

EACH PROSPECTIVE STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES REGARDING THE PURCHASE,

OWNERSHIP AND SALE OF OUR COMMON STOCK AND THE COMPANY’S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND REIT ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Opinion of Counsel

Waller Lansden Dortch & Davis, LLP (“Waller”), as special tax counsel to the Company, is of the opinion that, commencing with our taxable year ended December 31, 1993 and through the taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current organization and method of operation have enabled the Company, and our proposed method of operation will continue to enable the Company, to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020 and subsequent taxable years.

Waller’s opinion is based upon various assumptions and is conditioned upon those assumptions and certain representations made by the Company as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. In addition, the Company’s qualification for taxation as a REIT depends on its ability to meet the various qualification tests imposed under the Code as described below. Accordingly, we cannot guarantee that the actual results of our operations for any one taxable year will satisfy such requirements.

The statements in this discussion and in the opinion of Waller are based on relevant current provisions of the Code, Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such ruling, and all as in effect as of the date of this prospectus. The Code, rules, Treasury regulations, and administrative and judicial interpretations are all subject to change at any time (possibly on a retroactive basis), which changes may cause any statement contained in this discussion to become inaccurate. There can be no assurance that any changes will not modify the conclusions expressed in Waller’s opinion. In addition, an opinion of legal counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 1993, and that our intended manner of operation will enable us to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes.

If we qualify as a REIT, we generally will not be subject to federal income and excise taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders.

However, the Company will be subject to federal income tax as follows:

•	The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

If the Company has (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, we will be subject to tax on such income at the highest regular corporate rate.

•

Any net income that we have from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax.

•

If we should fail to satisfy either the 75% or 95% gross income test (as described below under “Income Tests”), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (i) the greater of the amount by which we fail the 75% or 95% gross income test multiplied, in either case, by (ii) a fraction, the numerator of which is the REIT taxable income for the taxable year (determined with certain adjustments) and the denominator of which is the gross income for the taxable year (with certain adjustments).

•

If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, then we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•

In the event of a more than de minimis failure of any of the asset tests (as described below under “Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and the Company disposes of the assets or otherwise complies with the asset tests within six months after the last day of the quarter in which we identify such failure, the Company will pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event that we fail to satisfy one or more requirements for REIT qualification, other than the Income Tests and the Asset Tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to federal income tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS.

•	A 100% excise tax may be imposed on transactions between a taxable REIT subsidiary (“TRS”) and the Company or our tenants, including services, that are not conducted on an arm’s length basis.

•

To the extent that we have net income from a TRS, the TRS will be subject to federal corporate income tax in much the same manner as other non-REIT Subchapter C corporations, with the exceptions that the deductions for interest expense on debt and rental payments made by the TRS to us will be limited and a 100% excise tax may be imposed on transactions between the TRS and the Company or our tenants, including services, that are not conducted on an arm’s length basis. A TRS is a corporation in which a REIT owns stock, directly or indirectly, and for which both the REIT and the corporation have made TRS elections.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet and continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT and that also:

1.	is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

4.	is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements; and

6.	meets the additional requirements described below.

Ownership Tests

In order for us to qualify as a REIT, commencing with our second taxable year (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “Five or Fewer Test”). Stock ownership for purposes of the Five or Fewer Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the Five or Fewer Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the Five or Fewer Test for a particular taxable year if we have complied with all requirements for ascertaining the ownership of our outstanding stock in the taxable year and have no reason to know that we have violated the Five or Fewer Test.

Taxable REIT Subsidiaries

A TRS is a corporation in which a REIT owns stock, directly or indirectly, and for which both the REIT and the corporation have made TRS elections. To the extent that we have net income from a TRS, the TRS will be subject to federal corporate income tax in much the same manner as other non-REIT Subchapter C corporations, with the exceptions that the deductions for interest expense on debt and rental payments made by the TRS to us will be limited. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. No more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS (see “Asset Tests” below). We do not currently own an interest in a TRS; however, we may own a TRS in the future.

Income Tests

In order to maintain qualification as a REIT, two gross income requirements must be satisfied annually.

•

First, at least 75% of our gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from “rents from real property”; “interest on obligations secured by mortgages on real property or on interests in real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and income received or accrued within one year of our receipt of, and attributable to the temporary investment of, “new capital” (any amount received in exchange for stock other than through a dividend reinvestment plan or in a public offering of debt obligations having maturities of at least five years).

•

Second, at least 95% of our gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from: dividends; interest; “rents from real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and gain from the sale or other disposition of stock and securities.

For an amount received or accrued to qualify for purposes of an applicable gross income test as “rents from real property” or “interest on obligations secured by mortgages on real property or on interests in real property,” the determination of such amount must not depend in whole or in part on the income or profits derived by any person from such property (except that such amount may be based on a fixed percentage or percentages of receipts or sales). In addition, for an amount received or accrued to qualify as “rents from real property,” such amount may not be received or accrued directly or indirectly from a person in which we own directly or indirectly 10% or more of, in the case of a corporation, the total voting power of all voting stock or the total value of all stock, and, in the case of an unincorporated entity, the assets or net profits of such entity (except for certain amounts received or accrued from a TRS in connection with property substantially rented to persons other than a TRS of the Company and other than 10%-or-more owned persons or with respect to certain healthcare facilities, if certain conditions are met).

In addition, we must not manage our properties or furnish or render services to the tenants of our properties, except through an independent contractor from whom we derive no income or through a TRS unless (i) we are performing services that are usually or customarily furnished or rendered in connection with the rental of space for occupancy only and the services are of the sort that a tax-exempt organization could perform without being considered in receipt of unrelated business taxable income or (ii) the income earned by us for other services furnished or rendered by us to tenants of a property or for the management or operation of the property does not exceed 1% of the income from such property.

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Generally, this 15% test is applied separately to each lease. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the property that is rented. The determination of what fixtures and other property constitute personal property for federal tax purposes is difficult and imprecise.

We lease and intend to lease property only under circumstances such that substantially all, if not all, rents from such property qualify as “rents from real property.”

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% and 75% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions would generally be available if (i) our failure to meet such test or tests was due to reasonable cause and not to willful neglect and (ii) following our identification of our failure to meet these tests, we file with the IRS a description of each item of income that fails to meet these tests in a schedule in accordance with Treasury regulations. It is not possible, however, to know whether we would be entitled to the benefit of these relief provisions since the application of the relief provisions is dependent on future facts and circumstances. If these relief provisions were to apply, we would be subjected to tax equal to a percentage tax calculated by the ratio of REIT taxable income to gross income with certain adjustments multiplied by the gross income attributable to the greater of the amount by which we failed either of the 75% or the 95% gross income tests.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets.

•

At least 75% of the value of our total assets must consist of real estate assets (including interests in real property and interests in mortgages on real property, debt instruments issued by publicly offered REITs, and our allocable share of real estate assets held by joint ventures or partnerships in which we participate), cash, cash items and government securities.

•	Not more than 25% of our total assets may be represented by securities other than those includable in the 75% asset class.

•	Not more than 20% of our total assets may be represented by securities of one or more TRS.

•	Not more than 25% of the value of our total assets may be invested in debt instruments issued by publicly offered REITs that do not otherwise qualify as real estate assets under the 75% asset test.

Of the investments included in the 25% asset class, except with respect to a TRS, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% of any one issuer’s outstanding securities by vote or value.

For purposes of these asset tests, securities issued by affiliated qualified REIT subsidiaries (“QRS”), which are corporations wholly owned by the Company, either directly or indirectly, that are not TRS, are not subject to the 25% of total assets limit, the 5% of total assets limit or the 10% of a single issuer’s securities limit. Rather the existence of QRS is ignored, and the assets, income, gain, loss and other attributes of the QRS are treated as being owned or generated by us, for federal income tax purposes. Additionally, “straight debt” securities and certain other exceptions are not “securities” for purposes of the 10% of a single issuer’s value test. For purposes of the 75% asset test, personal property will be treated as a real estate asset to the extent that rents attributable to such personal property are treated as rents from real property under the REIT gross income tests.

If we meet the asset tests described above at the close of any quarter, we will not lose our status as a REIT because of a change in value of our assets unless the discrepancy exists immediately after the acquisition of any security or other property that is wholly or partly the result of an acquisition during such quarter. Where a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. We maintain adequate records of the value of our assets to maintain compliance with the asset tests and intend, if necessary, to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter. Nevertheless, if we were unable to cure within the 30-day cure period, we may cure a violation of the 5% asset test or the 10% asset test so long as the value of the assets causing such violation does not exceed the lesser of 1% of the value of our total assets at the end of the relevant quarter or $10 million and we dispose of the asset causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which the failure to satisfy the asset test is discovered. For violations due to reasonable cause and not due to willful neglect that are larger than this amount, we are permitted to avoid disqualification as a REIT after the 30-day cure period by (i) disposing of an amount of assets sufficient to meet the asset tests, (ii) paying a tax equal to the greater of $50,000 or the highest corporate tax rate times the taxable income generated by the non-qualifying asset and (iii) disclosing certain information to the IRS.

Distribution Requirement

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount equal to or greater than the excess of (a) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax on such income), if any, from foreclosure property, over (b) the sum of certain non-cash income (including, but not limited to, certain imputed rental income, income from transactions inadvertently failing to qualify as like-kind exchanges and income by reason of cancellation of indebtedness). These requirements may be waived by the IRS if we establish that we failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax described below.

To the extent that we do not distribute all of our net long-term capital gain and all of our “REIT taxable income,” we will be subject to tax thereon. In addition, we will be subject to a 4% excise tax to the extent we fail within a calendar year to make “required distributions” to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for such preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of the taxable income of the Company for the taxable year (without regard to the deduction for dividends paid) and all amounts from earlier years that are not treated as having been distributed under the provision. Dividends declared in the last quarter of the year and paid during the following January will be treated as having been paid and received on December 31 of such earlier year. We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we might in certain circumstances remain liable for the 4% excise tax described above.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. However, the Tax Cuts and Jobs Act (the “TCJA”) has limited non-recognition of gain or loss on like-kind exchanges to apply only to exchanges of real property that is not held primarily for sale. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possible including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify as a REIT

If we were to fail to qualify for federal income tax purposes as a REIT in any taxable year, and the relief provisions were found not to apply, we would be subject to tax on our taxable income at regular corporate rates (plus any applicable alternative minimum tax). Distributions to stockholders in any year in which we failed to qualify would not be deductible by us nor would they be required to be made. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the following four taxable years. It is not possible to state whether in all circumstances we would be entitled to statutory relief from such disqualification. Failure to qualify for even one year could result in us incurring substantial indebtedness (to the extent borrowings were feasible) or liquidating substantial investments in order to pay the resulting taxes.

Recordkeeping Requirements

To avoid monetary penalty, we must request on an annual basis information from certain stockholders designed to disclose the actual ownership of our outstanding stock.

Taxation of Taxable U.S. Stockholders

A “U.S. Stockholder” is a holder of shares of stock who, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, within the meaning of the Code, has the authority to control all of the trust’s substantial decisions.

If a partnership holds stock in the Company, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding Company stock should consult their tax advisors.

Distributions

So long as we qualify for taxation as a REIT, distributions on shares of our stock made to U.S. Stockholders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate U.S. Stockholders. Additionally, our ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is taxed as net capital gain. The TCJA created a deduction, currently effective until December 31, 2025, for individuals, trusts and estates who receive domestic qualified business income from pass-through entities. The deduction specifically includes ordinary dividends distributed by a REIT (that are not designated as a capital gain dividend or as qualified dividend income), subject to certain holding period requirements, and ultimately lowers the maximum effective federal income tax rate on such received dividends to 29.6%. In addition, the deduction for ordinary REIT dividends is not subject to the wage and tax basis limitations applicable to the deduction for other qualifying pass-through income.

Any distribution declared by the Company in October, November or December of any year on a specified date in any such month shall be treated as both paid by the Company and received by our stockholders on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.

Distributions made by us in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. Stockholder’s basis and will reduce the basis of the U.S. Stockholder’s shares. Any distributions by us in excess of accumulated earnings and profits and in excess of a U.S. Stockholder’s basis in the U.S. Stockholder’s shares will be treated as gain from the sale of our shares (see “Taxation of Taxable U.S. Stockholders-Disposition of Stock of the Company” below).

Capital Gains Dividends

Distributions to U.S. Stockholders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which a U.S. Stockholder held our shares. However, a corporate U.S. Stockholder, may be required to treat a portion of some capital gain dividends as ordinary income.

If we elect to retain and pay income tax on any net long-term capital gain, each of our U.S. Stockholders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of our U.S. Stockholders would also receive a refundable tax credit for its proportionate share of the tax paid by us on such retained capital gains and would have an increase in the basis of its shares of our stock in an amount equal to its includable capital gains less its share of the tax deemed paid. The aggregate amount of dividends designated by the Company as capital gains dividends with respect to distributions in a year is limited to the actual dividends paid with respect to such year.

Disposition of Stock of the Company

Upon any taxable sale or other disposition of any shares of our stock, a U.S. Stockholder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Stockholder’s adjusted tax basis in these shares of our stock. This gain will be capital gain if the U.S. Stockholder held these shares of our stock as a capital asset.

3.8% Tax on Net Investment Income

Certain U.S. Stockholders of our common stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income,” including dividends on our common stock and capital gains from the sale or other disposition of our common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Distributions made by the Company to a U.S. stockholder that is a tax-exempt entity (such as an individual retirement account (“IRA”) or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. stockholder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. stockholder. Where such income from an investment in the Company may constitute UBTI for a tax-exempt U.S. Stockholder and such stockholder reports more than one unrelated trade or business, the tax-exempt U.S. Stockholder will be required to separately calculate UBTI for each trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. Such tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.

A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the Five or Fewer Test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (“Non-U.S. Stockholders”) are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on an investment in stock of the Company, including any reporting requirements.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

Distributions made by the Company to Non-U.S. Stockholders that are not attributable to gain from the sale or exchange by the Company of United States real property interests (“USRPI”) and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to Non-U.S. Stockholders to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to U.S. withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable U.S. income tax treaty. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed an IRS Form W-8BEN or W-8BEN-E with the Company, certifying the Non-U.S. Stockholder’s entitlement to treaty benefits.

Distributions made by the Company to Non-U.S. Stockholders in excess of its current and accumulated earnings and profits to a Non-U.S. Stockholder who holds 10% or less of the stock of the Company (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.

Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”

So long as the Company’s stock continues to be regularly traded on an established securities market, such as the NYSE, located in the United States, distributions to a Non-U.S. Stockholder holding 10% or less at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See, Taxation of Non-U.S. Stockholders-Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest.

Distributions made by the Company to Non-U.S. Stockholders that are attributable to gain from the sale or exchange by the Company of any USRPI will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions. Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. Stockholder that is not entitled to a treaty exemption. The Company is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by the Company of any USRPI, whether or not designated by the Company as a capital gains dividend. Such amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Distributions made by the Company to a Non-U.S. Stockholder that is a “qualified foreign pension fund” or that is an entity wholly-owned by a qualified foreign pension fund will not be subject to the FIRPTA provisions. A qualified foreign pension fund is a trust, corporation or other organization or arrangement created under a foreign jurisdiction, established to provide retirement or pension benefits to employees, subject to certain regulatory oversight and tax benefits and of which, no single participant or beneficiary has more than a 5% right to its assets or income.

Sale or Disposition of Stock of the Company

Generally, gain recognized by a Non-U.S. Stockholder upon the sale or exchange of stock of the Company will not be subject to U.S. taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. If a Non-U.S. Stockholder is a qualified foreign pension fund or an entity wholly-owned by a qualified foreign pension fund, it will not be subject to the FIRPTA provisions. See, Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.

The stock of the Company will not constitute a USRPI so long as the Company is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by Non-U.S. Stockholders. Since the Company is publicly traded on an established securities market, we may assume that a less than 5% stockholder is a U.S. Stockholder for purposes of this test unless we have actual knowledge that such stockholder is a Non-U.S. Stockholder. The Company believes that it will be a “domestically controlled REIT,” and therefore that the sale of stock of the Company will generally not be subject to taxation under FIRPTA. However, because the stock of the Company is publicly traded, no assurance can be given that the Company is or will continue to be a “domestically controlled REIT.”

If the Company does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a Non-U.S. Stockholder of stock of the Company would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of the Company is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling Non-U.S. Stockholder’s interest (after application of certain constructive ownership rules) in the Company is 10% or less at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of the Company were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of the Company (including the Company) would be required to withhold and remit to the IRS 15% of the purchase price. Additionally, in such case, distributions on the stock of the Company to the extent they represent a return of capital or capital gain from the sale of the stock of the Company, rather than dividends, would be subject to a 15% withholding tax.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Stockholder in two cases:

•

if the Non-U.S. Stockholder’s investment in the stock of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. Stockholder, the Non-U.S. Stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain; or

•

if the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. Stockholder with respect to such gain.

Foreign Account Tax Compliance Act

The Company will be required to withhold at a rate of 30% on dividends with respect to the Company’s common stock held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Proposed regulations (upon which taxpayers are permitted to rely) eliminate withholding on gross proceeds from the sale of the Company’s common stock. Likewise, dividends with respect to the Company’s common stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to the Company either that (A) the non-financial non- U.S. entity does not have a “substantial United States owner” or (B) provides the Company with the name, address and U.S. taxpayer identification number (“TIN”) of each substantial U.S. owner and (2) the Company does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. Proposed regulations (upon which taxpayers are permitted to rely) eliminate withholding on gross proceeds from the sale of the Company’s common stock. If a non-financial non-U.S. entity provides the Company with the name, address, and TIN of a substantial United States owner, the Company will provide such information to the IRS. The Company will not pay any additional amounts to any stockholders in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding Tax

The Company will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding, currently at a rate of 24%, on dividends paid unless such U.S. Stockholder:

•	is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

A U.S. Stockholder who does not provide the Company with the stockholder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. stockholders who fail to certify their non-foreign status to the Company.

Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

State and Local Taxes

The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the stock of the Company.

Legislative Changes or other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Company and its stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in the Company’s stock.

Enactment of the Tax Cuts and Jobs Act

Federal income tax legislation, commonly known as the TCJA, was signed into law on December 22, 2017 as H.R.1. The TCJA introduced wide-sweeping changes to the Code that have affected REITs and stockholders of REITs, including lowering federal income tax rates, limiting some business-related deductions and creating new deductions for certain taxpayers. The changes made by the TCJA are generally effective for taxable years beginning after December 31, 2017. At this time, the long term effect of the TCJA on the Company cannot be reliably predicted. The rules relating to REITs, some of which are not yet promulgated or in final form, are under constant review by the IRS and the U.S. Treasury Department, which may result in significant changes to existing Treasury Regulations, statutes and interpretations thereof. The tax law changes enacted by the TCJA could significantly affect both business and financial results, as well as the tax consequences of an investment in the common stock.

In addition to the statutory changes enacted by the TCJA referenced above, the TCJA generally reduced the U.S. federal income tax rate applicable to corporations from 35% to 21% for taxable years beginning after December 31, 2017. Similarly, the individual income tax brackets have been adjusted and the individual tax rates for ordinary income have been reduced for taxable years beginning on January 1, 2018 until December 31, 2025. For example, the top U.S. federal income tax rate has been reduced from 39.6% to 37%. The newly introduced deduction of domestic qualified business income from pass-through entities, as described above, provides that non-corporate taxpayers are subject to a maximum U.S. federal income tax rate of 29.6% on applicable REIT dividends.

Prospective stockholders should consult their tax advisors with respect to the impact of the TCJA on their investment in the Company’s common stock.

PLAN OF DISTRIBUTION

We may sell securities through underwriters for public offer and sale by them, and also may sell securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell securities upon terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters or agents in connection with an offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements to be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus the Company is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Any underwriters or agents in connection with an offering of the securities and their respective affiliates may be full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters or agents and their respective affiliates may have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters or agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters or agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the securities being offered hereby and certain matters of United States federal income tax law will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus summarizes material provisions of contracts and other documents referred to by us. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

We make available free of charge through our website, which you can find at www.healthcarerealty.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website shall not be deemed to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included in or incorporated by reference into this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020;

•

portions of our Proxy Statement for the 2019 Annual Meeting of Stockholders, filed with the SEC on March 29, 2019 incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•	any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the termination of the offerings under this prospectus; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description. (P)

You may request a copy of any of these filings, at no cost, by writing to or telephoning the Company at the following address or telephone number:

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Attention: Communications

(615) 269-8175

Communications@healthcarerealty.com